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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-2 No. 333-     ) and related Prospectus of
Pacific Crest Capital, Inc. for the registration of 1,725,000 shares of trust preferred securities and to the incorporation by reference therein of our report dated February 1, 1996, with respect to the consolidated financial statements of Pacific Crest Capital, Inc. included in its Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
August 19, 1997